LFG INTERNATIONAL, INC.

(A development stage enterprise)

Pro Forma Combined Condensed Financial Information

June 30, 2006 (Unaudited)

Explanation of Pro Form Combined Condensed Financial Information:

On September 30, 2006, LFG International, Inc. ("the Company") entered into a Merger Agreement with Nano-Jet Corp., pursuant to which Nano-Jet will merge into the Company and the Company will be the surviving corporation. All assets of Nano-Jet, including certain patents, will be acquired by the Company. In exchange, all shareholders of Nano-Jet will receive one (1) share of LFG for each two (2) shares of Nano-Jet owned on the date the merger is completed. The following information is provided regarding the resulting entity.

Principal terms of the merger include:

Nano-Jet would be merged into LFG under the agreement of September 30, 2006.

LFG would issue 40,502,500 shares to the shareholders of Nano-Jet, after which the Nano-Jet shareholders will own 99% of the outstanding stock.

After the merger, there will be approximately 40,719,633 shares outstanding

The acquisition of Nano-Jet will be accounted for as a reverse merger, under which the legal acquiree (Nano-Jet) is deemed to be the accounting acquirer. The accounting principles in a reverse merger are similar to a pooling of interests. The carrying value of assets and liabilities carry over, and the accumulated deficit will be that of Nano-Jet, while the common stock outstanding will be that of LFG. Subsequent to the reverse acquisition, historical statements of operations will include only those of Nano-Jet.

The unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 2006 gives pro forma effect to the merger as if it had occurred on July 1, 2005. The Pro Forma Statements of Operations are based on the historical results of operations of Nano-Jet and LFG for the year ended June 30, 2006. LFG has previously reported its operations on a calendar year ending December 31. For purposes of these pro forma statements, LFG's operations have been recast to present operations for the year ended June 30, 2006, using amounts previously reported in filings with the Securities and Exchange Commission on Forms 10-QSB and Form 10-KSB.

The unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2006 gives pro forma effect to the merger as if it had occurred on that date.

The unaudited Pro Forma financial statements and accompanying notes should be read in conjunction with and are qualified by the historical financial statements of LFG and Nano-Jet and notes thereto, included elsewhere herein or in filings on Forms 10-KSB and 10-QSB.

The accompanying notes are an integral part of these statements.

The accompanying notes are an integral part of these statements.

NANO-JET CORP.

(A development stage enterprise)

Notes to Pro Forma Combined Condensed Financial Information

June 30, 2006 (Unaudited)

A.   Adjustments to accounts payable and accrued expenses reflect the following

Issuance of 150,000 shares of LFG International, Inc. shares to L&D Enterprises, prior to merger but subsequent to June 30, 2006, in satisfaction of accrued management fees	($17,000)
($17,000)

B.  Adjustments to common stock reflect the following:

Issuance of 150,000 shares of LFG International, Inc. shares to L&D Enterprises, prior to merger but subsequent to June 30, 2006, in satisfaction of accrued management fees	$150
Removal of common stock of Nano-Jet Corp.	(81,005)
Issuance of 40,502,500 shares to Nano-Jet Corp. shareholders in merger	40,503
($40,352)

C.  Adjustments to capital in excess of par value reflect the following:

Issuance of 150,000 shares of LFG International, Inc. shares to L&D Enterprises, prior to merger but subsequent to June 30, 2006, in satisfaction of accrued management fees	$16,850
Issuance of 40,502,500 shares to Nano-Jet Corp. shareholders in merger	40,502
Removal of accumulated deficit of LFG International, Inc.	(165,025)
($107,673)

D.  Adjustments to accumulated deficit reflect the following:

Removal of accumulated deficit of LFG International, Inc.	$165,025
$165,025